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Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
EMERGENCY ECONOMIC STABILIZATION ACT OF 2008

I, Edward C. Barrett, certify, based on my knowledge, that:

          (i)  The Compensation Committee of VIST Financial Corp. has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to VIST Financial Corp.;

         (ii)  The Compensation Committee of VIST Financial Corp. has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of VIST Financial Corp. and has identified any features of the employee compensation plans that pose risks to VIST Financial Corp. and has limited those features to ensure that VIST Financial Corp. is not unnecessarily exposed to risks;

        (iii)  The Compensation Committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of VIST Financial Corp. to enhance the compensation of an employee, and has limited any such features;

        (iv)  The Compensation Committee of VIST Financial Corp. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

         (v)  The Compensation Committee of VIST Financial Corp. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in

          (A)  SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of VIST Financial Corp.;

          (B)  Employee compensation plans that unnecessarily expose VIST Financial Corp. to risks; and

          (C)  Employee compensation plans that could encourage the manipulation of reported earnings of VIST Financial Corp. to enhance the compensation of an employee;

        (vi)  VIST Financial Corp. has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or "clawback" provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

       (vii)  VIST Financial Corp. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

      (viii)  VIST Financial Corp. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

        (ix)  VIST Financial Corp. and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

         (x)  VIST Financial Corp. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

        (xi)  VIST Financial Corp. will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

       (xii)  VIST Financial Corp. will disclose whether VIST Financial Corp., the board of directors of VIST Financial Corp., or the Compensation Committee of VIST Financial Corp. has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

      (xiii)  VIST Financial Corp. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

      (xiv)  VIST Financial Corp. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between VIST Financial Corp. and Treasury, including any amendments;

       (xv)  VIST Financial Corp. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and".

      (xvi)  I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

/s/ EDWARD C. BARRETT Edward C. Barrett Chief Financial Officer

March 21, 2011

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  Exhibit 99.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO EMERGENCY ECONOMIC STABILIZATION ACT OF 2008